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                                                                   EXHIBIT 23.1


                    Consent of Independent Public Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Pharmacia & Upjohn, Inc. Employee Savings Plan of our report dated February 17, 1998, on our audits of the consolidated financial statements of Pharmacia & Upjohn, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Independent Public Accountants."



                                                PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
March 19, 1999